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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 29, 2004
                                                        ------------------

                           PRISM SOFTWARE CORPORATION
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             (Exact name of registrant as specified in its charter)

          Delaware                      0-21713                  95-2621719
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(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)

      15500-C Rockfield Blvd., Irvine, CA                          92618
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    (Address of Principal Executive Offices)                    (Zip Code)

        Registrant's telephone number, including area code: 949-855-3100
                                                            ------------

                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         In the quarter ended September 30, 2004, the Company borrowed an aggregate of $350,000 under a non-convertible Consolidated Promissory Note with the Conrad von Bibra Revocable Trust. The note is secured by the Company's assets, is due upon demand, and bears interest at the rate of 8% per annum beginning October 1, 2004. No commissions were paid in connection with this transaction. Conrad von Bibra is an affiliate of the Company by virtue of having beneficial ownership of more than 5% of the outstanding Common Stock of the Company, and being a director and officer of the Company.

         The Company believes that such transactions were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  10.1 Non-convertible Consolidated Promissory Note dated September 29, 2004 by and between the Conrad von Bibra Revocable Trust and the Company


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           PRISM SOFTWARE CORPORATION

Dated:  November 15, 2004               By:  /s/ David Ayres
                                             -----------------------------------
                                             David Ayres, Director and President
                                             (Principal Executive Officer)